Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 5, 2017 relating to the balance sheet of Venator Materials PLC appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Houston, Texas

May 5, 2017